Exhibit 10.3

                   DEFERRED COMPENSATION PLAN

                         TRUST AGREEMENT
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                        TABLE OF CONTENTS

          ARTICLE                                      PAGE

          ARTICLE 1
            Establishment of Trust  .................   1

          ARTICLE II
            Payments to Plan Participants and their
              Beneficiaries .........................   2

          ARTICLE III
            Trustee Responsibility Regarding Payments
              to Trust Beneficiary when Company is
              Insolvent ............................    3

          ARTICLE IV
            Duties and Powers of the Trustee........    4

          ARTICLE V
            Disposition of Income ..................    6

          ARTICLE VI
            Limitation of the Trustee's Liability ..    6

          ARTICLE VII
            Expenses and compensation  ...............  7

          ARTICLE VIII
            Substitution and Succession of the
               Trustee ................................ 8

          ARTICLE IX
            Accounting Provisions ..................... 8

          ARTICLE X
            Amendment and Termination  ................ 9

          ARTICLE XI
            Successor Company  ........................ 9

          ARTICLE XII
            Construction and Payment  .................10

          ARTICLE XIII
            Miscellaneous ............................ 10
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                         TRUST AGREEMENT

      This  Agreement is made by and between New England Business
Service, Inc. (hereinafter the "Company"), and the undersigned banking institution, as Trustee (hereinafter referred to as the "Trustee").


                      W I T N E S S E T H :

      WHEREAS, the Company has established the New England Business Service, Inc. Deferred Compensation Plan (the "Plan") for certain of its employees; and
      WHEREAS, the Company wishes to establish a trust ("Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and
      WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded Plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title 1 of the Employee Retirement Income Security Act of 1974; and
      WHEREAS, the Trustee has consented to act as trustee of the trust fund and to hold and distribute the assets transferred to the trustee and accumulated in respect of the Plan on the terms and conditions hereinafter set forth;
      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, the Company and the Trustee hereby agree as set forth below.

                            ARTICLE I
                          ESTABLISHMENT

     1.1 The Trust Fund shall consist of such sums of money or other property, in a form acceptable to the Trustee, as shall from time to time be paid or delivered to the Trustee pursuant to the Plan which, together with all earnings, profits, increments and accruals thereon, without distinction between principal and income, shall constitute the Trust Fund hereby created and
established.   The  Trust  Fund shall be held,  administered  and
disposed of by the Trustee as provided in the Trust Agreement. The Trust hereby established shall be irrevocable.
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      1.2        The Trust is intended to be a grantor trust,  of
which the Company is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

      1.3 The Trust Fund shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of insolvency, as defined in
Section 3(a) herein.

                           ARTICLE II
      PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

      2.1 The Company shall designate an Administrative Committee ("Committee") in accordance with the Plan and the Committee shall deliver to the Trustee a schedule ("the Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company. The Company shall provide the Trustee with all information necessary to make such tax withholding provisions and the Trustee shall be entitled to rely on such information. The Company shall be responsible for the remittance to the appropriate tax authorities of its share of any applicable employment taxes, as distinguished from those employment taxes required to be withheld from the benefits due Plan participants and their beneficiaries.

      2.2 The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Committee and any claim for such benefits shall be considered and reviewed by the Committee under the procedures set out in the Plan.
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      2.3       The Company may make payment of benefits directly
to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. Trustee shall notify the Company where principal and earnings are not sufficient to cover payments required by the Payment Schedule under paragraph 2.1 hereof.

                           ARTICLE III
 TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY
                    WHEN COMPANY IS INSOLVENT

      3.1 The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code or under state court receivership law.

      3.2 At all times during the continuance of the Trust as provided in paragraph 1.3 hereof, the principal and income of the Trust shall be subject to claims of general creditors of the company under federal and state law as set forth below:

      3.2.1 The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

      3.2.2 Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee by the Company and that provides the Trustee with a reasonable basis for making a determination concerning the
Company's  solvency.   The Trustee may hire  accountants  at  the
expense of the Trust Fund to assist it in making such a determination concerning the Company's solvency.
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     3.2.3     If at any time the Trustee has determined that the
company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold assets of the Trust for the benefit of the Company's general creditors. While so holding such assets, the Trustee shall make payments to such creditors if the Company shall so direct or, if the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy code or state receivership law, as a court of
competent  jurisdiction  shall direct.   Nothing  in  this  Trust
Agreement  shall  in  any  way  diminish  any  rights   of   Plan
participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

      3.2.4 The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with
Article II of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

      3.3 Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to paragraph 3.2. hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payment provided for hereunder during any such period of discontinuance.

                           ARTICLE IV
                DUTIES AND POWERS OF THE TRUSTEE

      4.1 The Trustee shall act with the care, skill, prudence and diligence under the circumstance then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company or the Committee which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company or the Committee. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     4.2 The Trustee shall follow the written directions of the Committee with respect to investing and reinvesting the Trust
Fund.   The  Company  shall be responsible to  ensure  that  such
written directions of the Committee are made in accordance with the Plan and are not contrary to law. The Trustee shall have no responsibility to monitor investments of the Trust Fund and shall not be liable for any investment losses or other consequences resulting from any action or inaction of the Company or the
Committee with respect to the investments of the Trust Fund. Subject to said directions, the Trustee shall have the power:
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      4.2.1      To purchase or subscribe for and invest  in  any
securities, but not including any securities of the Trustee or any affiliate of the Trustee, and to retain any such securities in the Trust Fund. Without in any way intending to limit the generality of the foregoing, the said term "securities" shall be
deemed   to  include  common  and  preferred  stocks,  mortgages,
debentures, bonds, notes or other evidences of indebtedness, and other forms of securities. All rights associated with assets of the Trust shall be exercised by the Trustee, or by the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants. The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity. Upon the written direction of the committee, the Trustee shall invest and reinvest all or a portion of the Trust Fund in shares of any open-ended investment fund or company, including those managed by an affiliate of the Trustee.

     4.2.2 To deal with all or any part of the Trust Fund; to acquire any property by purchase, subscription, lease, or other means; to sell for cash or on credit, convey, lease for long or short terms, or convert, redeem, or exchange all or any part of the Trust Fund; to hold part of the Trust Fund uninvested or in savings accounts or certificates of deposit offered by the Trustee, or in money market funds managed by the Trustee or an affiliate of the Trustee.

      4.2.3 To vote, or give proxies to vote, any stock or other security, and to waive notice of meetings, to oppose, participate in, and consent to the reorganization, merger, consolidation, or readjustment of the finances of any enterprise, to pay assessments and expenses in connection therewith and to deposit securities under deposit agreements.

      4.2.4 To register any investment held in the Trust in its own name or in the name of its nominee, or to hold any investment in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

      4.2.5 To make, execute, acknowledge and deliver any and all documents, deeds and conveyance, and any and all other instruments necessary or appropriate to carry out the powers herein granted.

      4.2.6 To enforce by suit or otherwise, or to waive, it right on behalf of the Trust Fund, and to defend claims asserted against it or the Trust Fund; to compromise, adjust and settle any and all claims against or in favor of it or the Trust Fund.

      4.2.7 To renew, extend, or foreclose any mortgage or other security; to bid on property in foreclosure; to take deeds in lieu of foreclosure, with or without paying a consideration therefor.
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      4.2.8      To employ agents necessary for the operation  of
the Trust and to request the advice and assistance of counsel, including counsel for the Company, or other counsel designated by the Committee or by the Trustee.

      4.2.9 In the event that the Company authorized the transfer of all or a portion of the assets of the Trust to an insurance company, to enter into and execute on behalf of the Trust all such documents and instruments necessary or appropriate to carry out such transfer.

      4.2.10 To do all such other acts, execute all such other instruments and take such other proceedings and exercise all such other privileges and rights with relation to any asset constituting a part of the Trust as are necessary to carry out the purpose of the Trust, and no person dealing with the Trustee shall be bound to see to the application of any money or property paid or delivered to the Trustee or to inquire into the validity or propriety of any such transaction.

     4.3 No persons dealing with the Trustee shall be under any obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction.

      4.4 The Trustee may make any distribution required hereunder by mailing its check for the specified amount, or delivering the specified property, to the person to whom such distribution or payment is to be made, at such address as may have been last furnished to the Trustee, or if no such address shall have been furnished, to such person in care of the Company, or to the Committee or (if so directed by the Committee) by crediting the account of such person or by transferring the funds to such person's account by bank or wire transfer.

                            ARTICLE V
                      DISPOSITION OF INCOME

      During the term of this Trust, all income received, net of expenses and taxes, shall be accumulated and reinvested.

                           ARTICLE VI
                LIMITATION OF TRUSTEE'S LIABILITY

      6.1 The Trustee shall be accountable only for funds actually received by it hereunder and shall have no duty or liability to determine that the amount of the funds received by it comply with the provisions of the Plan. If the Company has established a contract with an insurance company to carry out the purposes of the Plan, the Trustee shall not be liable for the acts or omissions of such insurance company, or be under an obligation to invest or otherwise manage the portion of the Trust Fund which is subject to the management of such insurance company.
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      6.2       Whenever the Trustee is required or authorized to
take any action hereunder pursuant to any written direction or notice of the Committee or the Company, the Trustee, acting in
accordance   with  such  direction  or  notice,  shall   not   be
responsible for the administration of such Plan or Trust, for the correctness of any payments or disbursements from the Trust, or for any other action taken by the Trustee in accordance with such written direction or notice. Such direction or notice shall be sufficient protection to the Trustee if contained in writing signed by the Committee or such other person authorized to execute documents on behalf of the Committee, in the case of direction or notice required to be given by the Committee; or by any officer of the Company, in the case of direction or notice required to be given by the Company.

      6.3 The Company shall indemnify and hold harmless the Trustee from and against any losses, costs, damages or expenses, including reasonable attorneys' fees, which the Trustee may incur or pay out by reason of (i) the Trustee's acting in accordance with the directions of the Company or the Committee or failing to act in the absence of such directions; (ii) the Trustee's exercise and performance of its powers and duties hereunder, unless the same are determined to be due to the Trustee's negligence, bad faith or willful misconduct; (iii) any (alleged or actual) action or inaction on the part of the Company or the Committee, unless such losses, costs, damages, or expenses arise out of the Trustee's negligence, bad faith, or willful misconduct; or (iv) the Plan at any time fails to be exempt from the requirements of Parts 2, 3 and 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended. In addition, in the event that the Trustee undertakes or defends any litigation (including but not limited to any audit, proceeding or any other administrative action of any state, local or federal taxing authority) arising in connection with the Trust Fund, the Company agrees to indemnify the Trustee against the Trustee's reasonable costs, expenses, and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the company does not pay such costs, expenses, and liabilities described in this paragraph in a reasonably timely manner, the Trustee may obtain payment from the Trust Fund.

                           ARTICLE VII
                    EXPENSES AND COMPENSATION

      The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon by the Trustee and the Company. All administrative expenses, charges, taxes and assessments of the Trust Fund and Trustee's fees shall be paid from the Trust Fund, and if the Trust Fund is insufficient to cover all such costs, the balance thereof shall be paid by the Company.
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                          ARTICLE VIII
             SUBSTITUTION AND SUCCESSION OF TRUSTEE

      8.1 The Trustee may resign at any time by giving written notice to the Committee. Such resignation shall become effective ninety (90) days thereafter or upon the appointment of a successor Trustee, whichever occurs first. In the event a successor Trustee is not appointed within ninety (90) days, the Trustee may turn over the assets of the Trust to the Committee as successor Trustee. The Committee may remove the Trustee by giving ninety (90) days written notice to the Trustee of such intent to remove, and by then giving written notice of the appointment of a successor Trustee. The removal shall become effective upon acknowledgment of the receipt of the assets of the Trust by the successor Trustee. Each successor Trustee under this Trust shall be appointed in writing by the Committee and shall accept the Trust in writing. Such successor Trustee shall become vested with any estate, property, right, power and duty of the predecessor Trustee hereunder with like effect, as if originally named Trustee. No successor Trustee shall be liable for any act or failure of any predecessor Trustee, and with the approval of the Committee, a successor Trustee may accept the account rendered and the property delivered to it by the predecessor Trustee without in so doing incurring any liability or responsibility with respect to acts of default, if any, of the predecessor Trustee.

      8.2 Any corporation into which the Trustee may merge or with which it may consolidate, or any corporation resulting from any merger or consolidation to which the Trustee may be party, shall be the successor of the Trustee hereunder, without the execution or filing of any additional instrument of the performance of any further act.

                           ARTICLE IX
                      ACCOUNTING PROVISIONS

      9.1 The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made in the administration of the Trust Fund.

      9.2 Within a reasonable time after the close of each fiscal year, or of any termination of the duties of the Trustee hereunder, the Trustee shall prepare and deliver to the Committee an account of its acts and transactions as Trustee during such fiscal year or during such period from the close of the last fiscal year to the termination of the Trustee's duties, respectively, including a statement of the then current value of the Trust Fund. Any such account shall be deemed accepted and approved by the Committee, and the Trustee shall be relieved and discharged, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction, unless protested by written notice to the Trustee within sixty (60) days of receipt thereof by the Committee.

      9.3 The Trustee or the Committee shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as herein provided or for the determination of any question of construction or for instructions. In any such action or proceeding it shall be necessary to join as parties only the Trustee and the Committee (although the Trustee may also join such other parties as it may deem appropriate), and any judgment or decree entered therein shall be conclusive.
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                            ARTICLE X
                    AMENDMENT AND TERMINATION

      10.1 This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

      10.2 The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

                           ARTICLE XI
                        SUCCESSOR COMPANY

      Unless this Trust be sooner terminated, a successor to the business of the Company, by whatever form or manner resulting, which succeeds said Company under the Plan as therein provided shall, upon notice in writing from the Committee that all action required by the Plan to effect such succession has been taken, also succeed to all the right, powers and duties of such Company hereunder.
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                           ARTICLE XII
                    CONSTRUCTION AND PAYMENT

      12.1 The Trust shall be construed and administered according to the laws of the jurisdiction in which the principal office of the Trustee is located. In any question of interpretation or other matter of doubt, the Trustee may rely upon the opinion of counsel for the Company or Committee or any other attorney at law designated by the Company with approval of the Trustee.

     12.2 No person having any present or future interest in the Trust shall have any right to assign, transfer, encumber, commute or anticipate his payment under this Trust and such payment shall not in any way be subject to any legal process or levy of execution upon, or attachment or garnishment proceeding against, the same for the payment of any claim against any person having an interest hereunder, nor shall such payment be subject to the jurisdiction of any bankruptcy court or insolvency proceedings.

                          ARTICLE XIII
                          MISCELLANEOUS

     13.1 The titles to the Articles in this Trust Agreement are included for convenience of reference only and are not to be used in interpreting this Trust Agreement.

      13.2 Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.

     13.3 This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one Trust
Agreement.

     13.4 Communications to the Trustee shall be sent to the Trustee's principal office or to such other address as the Trustee may specify in writing. No communication shall be binding upon the Trustee until it is received by the Trustee. Communications to the Committee or the Company shall be sent to the Company's principal office or to such other address as the Company may specify in writing.

      13.5       The effective date of this Trust Agreement shall
be September 1, 2002.
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      IN WITNESS WHEREOF, the Company and the Trustee have caused this instrument to be executed this 29th day of August, 2002.

                               Company: New England Business Service, Inc.

                               By:___/s/ Daniel M. Junius_______
                                    Signature of Officer


                               Trustee: Investors Bank and Trust Company

                              By:___[Illegible Signature]_________
                                    Signature of Officer


STATE OF MASSACHUSETTS
COUNTY OF MIDDLESEX

      In Groton, MA on the 29th day of August, 2002, before me personally appeared Daniel M. Junius, to me known and known by me to be the Executive Vice President of and the person who executed the foregoing instrument for and on behalf of New England Business Service, Inc. and he acknowledged said instrument by him executed to be the free act and deed of Daniel M. Junius and his own free and voluntary act and deed in his capacity as Executive Vice President of said Company.


                                __/s/ Michelle R.Palermo-Murphy
                                     Notary Public